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EXHIBIT 21.01
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                              LIFE RE CORPORATION

                              LIST OF SUBSIDIARIES

                                                                            NAMES UNDER WHICH
                     NAME OF                        JURISDICTION OF           THE SUBSIDIARY
                    SUBSIDIARY                       INCORPORATION            DOES BUSINESS
                    ----------                      ---------------         -----------------
TexasRe Life Insurance Company....................  Texas              TexasRe Life Insurance
                                                                         Company
Life Reassurance Corporation of America...........  Connecticut        Life Reassurance Corporation
                                                                         of America
Reassure America Life Insurance Company...........  Illinois           Reassure America Life
                                                                         Insurance Company
Life Re International, Ltd........................  Bermuda            Life Re International, Ltd.
AML Acquisition Company...........................  Delaware           AML Acquisition Company
American Merchants Life Insurance Company.........  Illinois           American Merchants Life
                                                                         Insurance Company
Mission Life Insurance Company....................  Texas              Mission Life Insurance
                                                                         Company